UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2017

                                 M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 24, 2017, M.D.C. Holdings, Inc. (the "Company") held its 2017 annual meeting of shareholders. There were 51,614,254 shares of common stock entitled to vote at the meeting. The final results for each of the proposals submitted to a vote of shareholders at the annual meeting were as follows:

(1)	Election of three Class II Directors of the Company to serve for three-year terms expiring in 2020:

	For	Withheld	Broker Non-Votes
David D. Mandarich	42,507,224	2,637,314	2,954,952
Paris G. Reece III	39,819,362	5,325,176	2,954,952
David Siegel	42,266,577	2,877,961	2,954,952

(2)	Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
42,515,229	2,572,264	57,045	2,954,952

(3)	Recommended, in a non-binding advisory vote, as to whether an annual non-binding advisory vote on the compensation of the Company’s named executive officers should occur every one, two or three years:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
26,231,078	742,792	18,127,953	42,715	2,954,952

(4)	Approval of an amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
41,281,210	3,810,252	53,076	2,954,952

(5)	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2017 fiscal year:

For	Against	Abstain
47,233,174	841,120	25,196

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: April 25, 2017	By: /s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Third Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan